Exhibit 99 (a)(6)

CTM MEDIA HOLDINGS, INC.

Offer to Purchase for Cash up to an aggregate of 2,790,013 Shares of
Class A Common Stock and/or Class B Common Stock
  of
 CTM MEDIA HOLDINGS, INC.
at a Purchase Price of $1.10 Per Share

November 17, 2009

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 17, 2009, and the related Letter of Transmittal (which together constitute the “Offer”), in connection with the offer by CTM Media Holdings, Inc., a Delaware corporation (“CTM”) to purchase for cash up to an aggregate of 2,790,013 shares of Class A common stock and/or Class B common stock, or any combination thereof, up to a maximum of 2,790,013 shares in the aggregate at a purchase price of $1.10 per share (the “Purchase Price”), upon the terms and subject to the conditions of the Offer.

All shares validly tendered will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. See “Section 1. Number of Shares; Proration” of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, in the event that prior to the Expiration Date (as defined below) more than an aggregate of 2,790,013 shares of Class A common stock and/or Class B common stock are validly tendered at the Purchase Price, we will accept shares for purchase in the following order of priority:

•
Odd Lots.  We will first purchase shares from all holders owning beneficially, as of the close of business on November 17, 2009, and who continue to own beneficially as of the Expiration Date, “odd lots” of an aggregate of less than 100 Class A shares or Class B shares who properly tender all of their shares of that class.

•
Allocation among the classes. We will calculate the percentages of the total shares tendered that are Class A shares and Class B shares.  We will then allocate the percentages of the 2,790,013 less the shares purchased as part of “odd lots” that are represented by those percentages.  This will determine the number of non “odd lot” Class A shares and Class B shares to be purchased.

•
Class A Shares. We will purchase Class A shares on a pro rata basis from all other stockholders who properly tender Class A shares until we have acquired the number of Class A shares that results from the above calculation.

•
Class B Shares.  We will purchase Class B shares on a pro rata basis from all other stockholders who properly tender Class B shares until we have acquired the number of Class B shares that results from the above calculation.

 Consequently, all of the shares that you tender in the Offer may not be purchased. See “Section 1. Number of Shares; Proration” of the Offer to Purchase for a more detailed discussion of proration.

We are the holder of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

1.	The Offer, proration period and withdrawal rights will expire at 5:00 P.M. New York City Time, on Wednesday, December 16, 2009 (the “Expiration Date”), unless the Offer is extended.

2.	The Offer is for up to an aggregate of 2,790,013 shares of Class A common stock and/or Class B common stock, or any combination thereof, up to a maximum of 2,790,013 shares in the aggregate.

3.	Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on CTM’s purchase of shares pursuant to the Offer.

4.
If you owned beneficially as of the close of business on November 17, 2009, and continued to own beneficially as of the Expiration Date, an aggregate of fewer than 100 shares of either Class A common stock or Class B common stock and you instruct us to tender on your behalf all such shares of such class beneficially owned by you before the expiration of the Offer and check the box captioned “Odd Lots” in the attached Instruction Form, CTM, upon the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares tendered.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us at the address set forth below the attached Instruction Form. A blue envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf on or before the expiration date of the Offer. The Offer, proration period and withdrawal rights expire Wednesday, at 5:00 P.M. New York City Time, on December 16, 2009, unless the Offer is extended.

The Offer is not being made to, nor will CTM accept tenders from, holders of shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. CTM is not aware of any jurisdiction in which the making of the Offer or the tender of shares would not comply with the laws of such jurisdictions. However, CTM reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made.

INSTRUCTION FORM

Offer to Purchase for Cash up to an aggregate of 2,790,013 Shares of
Class A Common Stock and/or Class B Common Stock
  of
 CTM MEDIA HOLDINGS, INC.
at a Purchase Price of $1.10 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 17, 2009 and the related Letter of Transmittal (which together constitute the “Offer”), in connection with the offer by CTM Media Holdings, Inc., a Delaware corporation (“CTM”), to purchase for cash up to an aggregate of 2,790,013 shares of Class A common stock and/or Class B common stock, or any combination thereof, up to a maximum of 2,790,013 shares in the aggregate at a Purchase Price of $1.10 per share  (the “Purchase Price”), upon the terms and subject to the conditions of the Offer.

All shares validly tendered will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer. CTM will return all other shares, including shares not purchased because of proration. See “Section 1. Number of Shares; Proration” of the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to CTM the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, pursuant to the terms and subject to the conditions of the Offer.

Aggregate number of shares to be tendered:

                     shares of Class A common stock, and/or

                     shares of Class B common stock.

ODD LOTS

☐
(Check box only if you are an “Odd Lot Owner” of Class A common stock as defined in the Offer to Purchase)  By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on November 17, 2009, and will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 shares of Class A common stock and is instructing the record holder to tender all such shares.

☐
(Check box only if you are an “Odd Lot Owner” of Class B common stock as defined in the Offer to Purchase)  By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on November 17, 2009, and will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 shares of Class B common stock and is instructing the record holder to tender all such shares.

___________________________________________________________________________________

___________________________________________________________________________________

Signature(s)

Dated: ______, 2009

Name(s) and Address(es) (Please Print): ____________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

Area Code and Telephone Number: ________________________________________________________

Taxpayer Identification or Social Security Number: ____________________________________________